EXHIBIT 3


                                 BYLAWS
                                   OF
                           UNOCAL CORPORATION



                                ARTICLE I
                               FISCAL YEAR

     Section 1. The fiscal year of Unocal Corporation (hereinafter called the "Corporation") shall end on the thirty-first day of December of each year.

                               ARTICLE II
                                 OFFICES

     Section 1. Principal Office. The principal office for the transaction of business of the Corporation is hereby fixed and located at Unocal Center in the City of Los Angeles, County of Los Angeles, State of California. The Board of Directors (hereinafter sometimes called the "Board") is hereby granted full power and authority to change said principal office from one location to another.

                               ARTICLE III
                              STOCKHOLDERS

     Section 1. Annual Meetings. The annual meetings of the stockholders shall be held at l0:00 o'clock A.M. on the last Monday in April of each year if not a legal holiday, and if a legal holiday at the same time on the following business day for the purpose of electing directors, consideration of reports of the affairs of the Corporation, and for the transaction of any other business which is within the powers of the stockholders.

     Section 2. Notice of Meetings. Written notice of each annual or special meeting of stockholders shall be given to each stockholder entitled to vote thereat not less than ten nor more than sixty days before the meeting.

     Section 3. Place of Meetings. All meetings of stockholders, whether annual or special, shall be held at the principal office of the Corporation or at such other place, within or without the State of Delaware, as the Board may from time to time designate pursuant to authority hereinafter granted it. In the absence of any such designation stockholders' meetings shall be held at the principal office of the Corporation.

     Section 4. Voting Rights. Stockholders entitled to vote at stockholder meetings shall be entitled to one vote for each full share. A fraction of a share or a fractional interest in a share shall not be entitled to any voting rights whatsoever.

     Section 5. Conduct of Meetings. All stockholders' meetings shall be conducted in accordance with ordinary parliamentary usage and common practice. The decisions of the officer presiding at such meetings shall govern in all matters relating to the conduct of the meeting.

     Section 6. Voting. Directors shall be divided into three classes with each director serving a three-year term. At each annual meeting, all directors of one class shall be elected in accordance with the provisions of ARTICLE SEVENTH of the Corporation's Certificate of Incorporation by the holders of shares entitled to vote in the election. A nomination shall be accepted, and votes cast for a proposed nominee shall be counted by the inspectors of election, only if the Secretary of the Corporation has received at least 30 days prior to the meeting a statement over the signature of the proposed nominee that such person consents to being a nominee and, if elected, intends to serve as a director. Such statement shall also contain the Unocal stock ownership of the proposed nominee, occupations and business history for the previous five

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                                    2

years, other directorships, names of business entities in which the proposed nominee owns a 10 percent or more equity interest, listing of any criminal convictions, including federal or state securities violations, and all other information required by the federal proxy rules in effect at the time the proposed nominee submits said statement.

     Section 7. Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before the annual meeting by a stockholder, the Secretary must have received written notice at least thirty (30) days prior to the meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting
(a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and the number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth herein.

     Section 8. Quorum. The holders of one-third (1/3) of all of the shares of the stock entitled to vote at a meeting of stockholders, present in person or by proxy, shall constitute a quorum for the transaction of any business at such meeting.

                               ARTICLE IV
                           BOARD OF DIRECTORS

     Section 1. Powers. Subject to the limitations of the Certificate of Incorporation of the Corporation and of the Delaware General Corporation Law as to action which shall be authorized or approved by the stockholders, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be controlled by, the Board of Directors.

     Section 2. Number. The exact number of directors of the Corporation, within the limits specified in ARTICLE SEVENTH of the Corporation's Certificate of Incorporation, shall be twelve until changed in the manner provided by law.

     Section 3. Annual Meetings. Immediately following each annual meeting of stockholders, the Board shall hold its regular annual meeting for the purpose of organization, election of officers and the transaction of any other business.

     Section 4. Regular Monthly Meetings. Regular monthly meetings of the Board shall be held at 9:00 o'clock A.M. on the last Monday of each month if not a legal holiday, and if a legal holiday at the same time on the next following business day unless otherwise fixed by a resolution of the Board.

     Section 5. Special Meetings. Special meetings of the Board for any purpose or purposes whatsoever may be called by the Chairman of the Board or the President or, in the absence or inability of either of these officers, by any Vice President, or by at least two of the directors at the time in office.

     Section 6. Notice of Meetings. Notice of regular annual meetings and of regular monthly meetings of the Board is hereby dispensed with. Notice of special meetings must be given at least four days in advance if given by mail, or at least forty-eight hours in advance if delivered personally or given by telephone or telegram.

     Section 7. Place of Meetings. All meetings of the Board, whether regular annual, regular monthly or special meetings, shall be held at any place within or without the State of Delaware which has been

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designated from time to time by resolution of the Board or in the notice of the meeting. In the absence of such designation all directors' meetings shall be held at the principal office of the Corporation.

     Section 8. Quorum. A majority of the exact number of directors specified in Section 2 of ARTICLE IV of the Bylaws shall constitute a quorum of the Board of Directors for the transaction of business; provided, however, that vacancies on the Board may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, each such director to hold office until a successor is elected at an annual or special meeting of the stockholders.

     Section 9. Compensation of Directors. Directors and members of committees appointed by the Board shall receive such compensation, if any, for their services, and such reimbursement for their expenses, as may be fixed or determined by resolution of the Board. The Board may, however, in any such resolution provide that directors who are also employees of the Corporation or any of its subsidiaries shall not receive additional compensation for services as a director or member of a committee appointed by the Board.

     Section 10. Indemnification of Directors, Officers, Employees and Other Agents.

     (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; and, such indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his or her heirs, executors, and administrators; provided, however, that, except as provided in paragraph (b) hereof, with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, to the extent authorized from time to time by its board of directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for expenses incurred in a proceeding in advance of its final disposition in which case the applicable period shall be twenty (20) days, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such

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action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, its independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, its independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any such expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     Section 11. Authority to Designate Place of Stockholders' Meetings. The Board is hereby granted full power and authority to designate from time to time any place within or without the State of Delaware for the holding of the stockholders' annual meeting.

     Section 12. Committees. The Board may, by resolution, appoint one or more committees, in addition to the Executive Committee, to consist of two or more of the directors of the Corporation, and prescribe their duties and powers. A majority of the members of any such committee may determine its action and fix the time and place of its meetings unless the Board shall otherwise provide. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

     Section 13. Action by Written Consent. Any action required or permitted to be taken by the Board under any provision of the Delaware General Corporation Law may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board.

     Section 14. Conference Calls. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.

                                ARTICLE V
                           EXECUTIVE COMMITTEE

     Section 1. Number and Composition. The Board of Directors shall appoint from its membership, annually, an Executive Committee of three or more directors who are salaried officers of the Corporation. Included on the Executive Committee shall be the chief executive officer of the Corporation. Each member of the Executive Committee shall hold membership at the pleasure of the Board, which shall have the exclusive power to fill vacancies thereon as they may occur. The Chairman of the Executive Committee shall be the chief executive officer of the Corporation.

     Section 2. Powers. The Executive Committee, during the intervals between meetings of the Board, shall have and there is hereby granted to it all the powers and authority of the Board of Directors in the

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management of the business and affairs of the Corporation, except the power to declare dividends, to adopt, amend or repeal Bylaws, and to fix the compensation of, or to fill vacancies on the Board or on any committee, to approve any action for which stockholder approval is also required by the Delaware General Corporation Law, to amend or repeal any resolution of the Board which by its express terms is not so amendable or repealable, or to appoint other committees of the Board or the members thereof and except any powers restricted by Section l41(c) of the Delaware General Corporation Law.

     Section 3. Procedure. The Executive Committee, by vote of a majority of its members, shall fix its own times and places of meetings, shall determine the number of its members constituting a quorum for the transaction of business, and shall prescribe its own rules of procedure; no change in which shall be made save by a majority vote of its members.

     Section 4. Records and Reports. The Executive Committee shall keep regular minutes of all business transacted at its meetings, and all action of the Executive Committee shall be reported to the Board at its next ensuing meeting. Such action shall be subject to review by the Board, provided that no rights of third parties shall be affected by such review.

     Section 5. Compensation. Members of the Executive Committee may receive such compensation, if any, for their services, and such reimbursement for their expenses, as may be fixed or determined by the Board.

                               ARTICLE VI
                                OFFICERS

     Section 1. Officers. The officers of the Corporation shall be a Chief Executive Officer (who shall be the President, unless such an officer be elected), a President, a Vice President, a Secretary, a Chief Financial Officer (who shall be the Treasurer unless such an officer be elected), a Comptroller, a Treasurer, a Chief Compliance Officer and a Chief Legal Officer. The Corporation may also have, at the discretion of the Board, a Chairman of the Board of Directors, a Chief Operating Officer, one or more additional Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and one or more Assistant Comptrollers, and the Board may appoint such other officers as it may deem necessary or advisable, who shall have such authority and perform such duties as from time to time may be prescribed by the Board, Chairman of the Board, or the President. Any two or more offices may be held by the same person.

     Section 2. Election and Removal. The officers of the Corporation shall be chosen annually by the Board at its regular annual meeting and each shall hold office until the corresponding regular annual meeting of the Board in the next year and until a successor shall be elected and qualified unless such officer shall theretofore resign or shall be removed or otherwise disqualified to serve. The Board may remove any officer either with or without cause or under such other terms or conditions as it may prescribe. Vacancies may be filled by the Board as they may occur.

     Section 3.  Powers and Duties.

     (a) Chairman of the Board. The Chairman of the Board, if such an officer be elected, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors or prescribed by the Bylaws.

     (b) President. The President, unless the Chairman of the Board is so designated, shall be the chief executive officer of the Corporation. As chief executive officer the President shall preside at all meetings of stockholders and shall be the Chairman of the Executive Committee. Subject to the control of the Board of Directors, the President shall have general supervision, direction and control of the business and affairs of the Corporation and its officers. The President shall be a member of the Executive Committee and ex officio member of all other committees, and in general shall perform all duties incident to the office of President, and shall have such powers and duties as may from time to time be assigned by the Board of Directors or prescribed by the Bylaws.

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                                    6


     (c) Vice Presidents, Chief Operating Officer, and Chief Financial Officer. Each Vice President, respectively, the Chief Operating Officer, and the Chief Financial Officer shall have such authority and shall perform such duties as shall from time to time be assigned by the Board, the Chairman of the Board, the President, or the Bylaws.

     (d) Secretary. The Secretary shall keep, or cause to be kept, a book of minutes, at the principal office and/or such other place or places as the Board may order, of all meetings of directors and stockholders, with the time and place of holding, whether regular or special, and if special how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

     The Secretary shall keep, or cause to be kept, at the principal office or at the office or offices of the Corporation's transfer agent or agents, a stock register, or a duplicate stock register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary shall give or cause to be given notice of all the meetings of the stockholders and of the Board of Directors required by the Bylaws or by law to be given. The Secretary shall have charge and be custodian of the seal of the Corporation and of all books, papers, contracts, leases, deeds, securities and other documents or instruments of whatsoever kind which belong to or are in the Corporation's possession, except those pertaining to the office of Treasurer or Comptroller.

     The Secretary shall have such other powers and perform such other duties as may from time to time be prescribed by the Board, the Chairman of the Board, the President or the Bylaws, and shall in general, subject to control of the Board, the Chairman of the Board and the President, perform all the duties usually incident to the office of secretary of a corporation.

     (e) Assistant Secretaries. Each Assistant Secretary shall assist the Secretary, and in the absence or disability of the Secretary any Assistant Secretary may perform the duties of the Secretary unless and until the contrary is expressed by the Board, and shall perform such other duties as shall be prescribed by the Board or the Secretary.

     (f) Treasurer. The Treasurer shall have custody of and be responsible for all the monies and funds of the Corporation. The Treasurer shall deposit or cause to be deposited all Corporation monies, funds and other valuables in the name and to the credit of the Corporation in such bank or banks as shall be judged proper or as shall be directed by the Board, Chairman of the Board, or the President, and shall disburse the funds of the Corporation which have been duly approved for disbursement. The Treasurer shall enter regularly in the books of the Corporation kept for this purpose full and accurate accounts of all monies received and paid out on account of the Corporation.

     The Treasurer shall have such other powers and perform such other duties as may from time to time be prescribed by the Board, the Chairman of the Board, the President or the Bylaws, and shall in general, subject to control of the Board, the Chairman of the Board, and the President, perform all the duties usually incident to the office of treasurer of a corporation.

     (g) Assistant Treasurers. Each Assistant Treasurer shall assist the Treasurer and, in the absence or disability of the Treasurer, any Assistant Treasurer may perform the duties of Treasurer unless and until the contrary is expressed by the Board, and shall perform such other duties as may be prescribed by the Board or the Treasurer.

     (h) Comptroller. The Comptroller shall be the principal officer in charge of the general accounting books, accounting records and forms of the Corporation and shall see that all monies and obligations due the Corporation and all properties and assets are properly accounted for. The Comptroller shall prepare the Corporation's balance sheets, income accounts and other financial statements and reports, and render to the

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Chairman of the Board and the President such periodic reports covering the result of operations of the Corporation as may be required by them or any of them.

     The Comptroller shall have such other powers and perform such other duties as may from time to time be prescribed by the Board, the Chairman of the Board, the President or the Bylaws and shall in general, subject to control of the Board, the Chairman of the Board and the President, perform all the duties usually incident to the office of comptroller of a corporation.

     (i) Assistant Comptrollers. Each Assistant Comptroller shall assist the Comptroller and, in the absence or disability of the Comptroller, any Assistant Comptroller may perform the duties of the Comptroller unless and until the contrary is expressed by the Board, and shall also perform such other duties as shall be prescribed by the Board or the Comptroller.

     (j) Chief Executive Officer. The Chief Executive Officer shall be the officer, reporting directly to the Board, responsible for overall management of the Corporation.

     (k) Chief Compliance Officer. The Chief Compliance Officer shall oversee the Corporation's compliance with the law. The Chief Compliance Officer shall render such reports to the Board and/or the officers of the Corporation as may be required by them or any of them.

     (l) Chief Legal Officer. The Chief Legal Officer shall be in charge of the Corporation's legal affairs. The Chief Legal Officer shall advise the Board and/or the officers of the Corporation on such legal matters and prepare such reports as may be required by them or any of them.

                               ARTICLE VII
                              MISCELLANEOUS

     Section 1. Execution of Documents. Unless otherwise authorized or prescribed by the Board of Directors, all contracts, leases, deeds, deeds of trust, mortgages, bonds, indentures, endorsements, assignments, powers of attorney, and other documents and instruments of whatsoever kind shall be executed for and on behalf of the Corporation by the Chairman of the Board, the President, a Vice President, the Chief Financial Officer, the Treasurer, or the Comptroller, or by any such officer and the Secretary or an Assistant Secretary, who shall have authority to affix the corporate seal to the same.

     The Board also may authorize any other officer or officers, or agents, to execute any contract, document or instrument of whatever kind for and on behalf of the Corporation and such authority may be general or be confined to specific instances.

     Section 2. Undertakings and Commitments. No undertaking, commitment, contract, instrument or document shall be binding upon the Corporation unless previously authorized or subsequently ratified by the Board or executed by an officer or officers or an agent or agents of the Corporation acting under powers conferred by the Board or by these Bylaws.

     Section 3. Checks, Drafts, etc. All checks, notes and other obligations for collection, deposit or transfer, and all checks and drafts for disbursement from Corporation funds, and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be endorsed or signed by such officer or officers, agent or agents, and shall be thereunto authorized from time to time by the Board of Directors.

     Section 4. Representation of Shares of Other Corporations. Shares standing in the name of the Corporation may be voted or represented and all rights incident thereto may be exercised on behalf of the Corporation by the Chairman of the Board, the President, a Vice President, the Secretary, the Treasurer or the Comptroller, or by such other officers as to whom the Board of Directors may from time to time confer like powers.

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                              ARTICLE VIII
                          AMENDMENTS TO BYLAWS

     Section 1. Power of Stockholders. New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote of seventy-five percent of the outstanding stock of the Corporation entitled to vote thereon.

     Section 2. Power of Directors. Subject to the right of stockholders as provided in Section 1 of this ARTICLE VIII to adopt, amend or repeal Bylaws, Bylaws may be adopted, amended or repealed by the Board of Directors as provided or permitted by law; however, any Bylaw amendment adopted by the Board of Directors increasing or reducing the authorized number of directors or amending this section shall require a resolution adopted by the affirmative vote of not less than seventy-five percent of the directors.

                               ARTICLE IX
                                EMERGENCY

     Section 1. "Emergency" as used in this Article means disorder, disturbance or damage caused by war, enemy attack, other warlike acts or disaster which prevents conduct and management of the affairs and business of the Corporation by the Board of Directors and officers in the manner provided for in other Articles of these Bylaws. The powers and duties conferred and imposed by this Article, and any resolutions adopted pursuant thereto, shall be effective only during an emergency. This Article may be implemented from time to time by resolutions adopted by the Board of Directors before or during an emergency, or during an emergency by the Executive Committee or an Emergency Managing Committee constituted and then acting pursuant hereto. An emergency, once commenced, shall be deemed to continue until terminated by resolutions adopted for that purpose by the directors.

     Section 2. If, during an emergency, a majority of the Board of Directors cannot be found or is unable to act, one-third of the exact number of the Board of Directors shall constitute a quorum thereof.

     If, during an emergency, it can be determined that vacancies on the Board of Directors exist and they are duly filled by the remaining directors or the sole remaining director pursuant to the provisions of
Section 8 of ARTICLE IV of these Bylaws, then the following provisions of this Article shall not apply. If, however, vacancies are not so filled so as to obtain a quorum of the Board of Directors, then during an emergency the provisions of this Article and any implementing resolutions shall supersede any conflicting Article of these Bylaws or resolutions adopted pursuant thereto.

     Section 3. During any emergency, the officers and employees of the Corporation shall continue, so far as possible, to conduct the Corporation's affairs and business under the guidance of the Board of Directors, or the Executive Committee or any Emergency Managing Committee acting pursuant to this Article and in accordance with known orders of governmental authorities.

     Section 4. If, during any emergency, a quorum of either the Board of Directors or Executive Committee cannot be found or is unable to act, any two or more available members of the Executive Committee who are also directors and the Chief Executive Officer shall constitute a quorum of the Executive Committee and as such shall have and exercise the fullest power for conduct and management of the affairs and business of the Corporation, provided that the Executive Committee as so constituted shall comply to the extent practicable under the circumstances with the provisions of ARTICLE III of these Bylaws relating to annual and special meetings of stockholders. If two or more members of the Executive Committee who are also directors and the Chief Executive Officer are not able to serve, any three available directors shall be and constitute the Executive Committee, with two thereof constituting a quorum, for exercise of the powers conferred and performance of the duties imposed by this
Section 4.

     Section 5. If, during any emergency, neither a quorum of the Board of Directors nor of the Executive Committee as provided for in Section 4 of this Article is available to serve, then the powers conferred and duties imposed by Section 4 shall vest in and devolve upon an Emergency Managing Committee consisting

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                                    9


of available directors, the Chief Executive
Officer, if available, and as many Vice Presidents (or, in case of their inability, any other officers), as may be necessary from time to time to constitute a total of three Committee members. The Chief Executive Officer, if available, and any other one member of the Emergency Managing Committee shall constitute a quorum of the Committee for exercise of the powers conferred and performance of the duties imposed upon the Committee hereunder, but if the Chief Executive Officer is not available any two members of the Emergency Managing Committee shall constitute a quorum.